Exhibit 10.15

PROJECT ADDENDUM II TO MASTER SERVICES AGREEMENT

This Project Addendum is effectively dated as of May 21, 2021 (the “Effective Date”) by and between Blue Water Vaccines, Inc., a Delaware corporation having a principal place of business at 15 East Putnam Avenue, Suite 363, Greenwich, CT 06830 (“Blue Water” or “Client”), and Ology Bioservices, Inc., a Delaware corporation having a principal place of business at 13200 NW Nano Court, Alachua, Florida 32615 (“Ology Bio”). Blue Water and Ology Bio are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Blue Water and Ology Bio entered into a Master Services Agreement effectively dated as of July 19, 2019, (the “MSA”) whereby Ology Bio agreed to provide from time to time services and deliverables associated therewith (“Services”) to Client pursuant to the terms and conditions set forth in the MSA and any Project Addendum;

WHEREAS, Blue Water and Ology Bio desire to enter into this Project Addendum II for Services as set forth herein, subject to and in accordance with the MSA.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. SCOPE OF WORK

To achieve the client’s goal of process development and CGMP manufacturing of the live attenuated Streptococcus pneumoniae vaccine program, Blue Water requires the services of a CDMO. Ology Bio’s experienced team of Subject Matter Experts and qualified subcontractors will comply with all applicable regulatory requirements to accomplish the scope of work. This proposal consists of eight tasks required for to complete the project, including:

Task 1: Technology Transfer and Process Establishment

Task 2: Analytical Assay Development

Task 3: CGMP Master Cell and Working Cell Banks

Task 4: Process Scale-Up and Optimization

Task 5: Engineering Drug Substance Run and Stability Testing

Task 6: CGMP Drug Substance Run and Stability Testing

Task 7: Engineering and CGMP Drug Product

Task 8: OPTIONAL: Preclinical IND-Enabling Studies

Manufacturing of Streptococcus pneumoniae Vaccine Candidate	May 21, 2020

2. STATEMENT OF WORK

Task 1: Technology Transfer and Process Establishment

Technical Assumptions:

●	Product-specific information (e.g., Bill of Materials (BOM), previous run data, intermediate stability data, any regulatory documentation, test methods) will be transferred within 15 business days of contract signing.
●	The kick-off meeting will be scheduled within 15 business days of contract signing.
●	Two Process Establishment Runs will be performed in this task using the established methodology provided by Blue Water.
●	Blue Water will provide a culture and Ology Bio will generate a Research Cell Bank (RCB), reagents and standards and associated Certificates of Analysis (COAs), as required, to Ology Bio within 15 days of contract signing.

Information Transfer and Gap Assessment:

The Information Transfer stage is critical for the success and timeliness of the project. We request that all pertinent documents from Blue Water will be supplied within 15 days of contract signing to allow enough time for critical review by our team. A kick-off meeting will be scheduled with review of the plans and timelines. After the project gap analysis is complete, a final schedule and Gantt chart will be completed.

Receiving Blue Water Documentation:

To initiate the technology transfer, we will conduct a thorough review of all process and analytical documents provided by Blue Water. In collaboration with Blue Water, we will create a Development Plan for the development of the live attenuated Streptococcus pneumoniae vaccine candidate. Blue Water will provide Ology Bio with all applicable standard operating procedures (SOPs), process procedures, process transfer protocols, analytical plans, specifications and other knowledge to transfer analytical methods and the manufacturing process. Technology transfer will include the following preparation activities:

●	Preparation of a Development Plan
●	Preparation of documentation
●	Equipment Identification
●	Flow diagrams as appropriate
●	Process step descriptions
●	Risk Analysis and Mitigation Strategy

Transfer of Product-Specific Materials from Blue Water and Procurement of Materials and Components:

Blue Water will provide cultures, reagents and standards, and associated COAs, as required, to Ology Bio within 15 days of contract signing in order to stay within the aggressive timeline for this program.

A full list of raw materials will be developed and sent to Blue Water for approval. All consumables, expendables and raw materials will be purchased using QA-approved vendors, properly inventoried and stored in the proper conditions. We may elect to purchase pre-prepared media and certain buffers from agreed-upon suppliers to avoid any variability in these critical reagents in the process. We will identify and qualify suppliers of production materials and any required excipients. The nature of this project will require that additional materials identified in the Process Development Task to be communicated to Blue Water at a later date.

Development Plan and Reports:

Weekly or biweekly presentations will be provided to Blue Water that summarizes the performance of the process per plan. At the end of Task 1, a draft Development Plan will be written and reviewed/approved by both Ology Bio and Blue Water. The Development Reports will be written after execution of Establishment Runs to contain details on each unit operation; trending of the data compared with any available historical data (i.e., provided in Blue Water documents);analytical testing results; process deviations and impact assessment; our proposed process changes, including assessment of impact and justifications for changes; and updated risk and gap assessment.

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Process Establishment:

We will generate a Research Cell Bank based on the cultures provided by Blue Water (Task 4). We will perform two Process Establishment Runs to demonstrate the process for the Blue Water Streptococcus pneumoniae vaccine candidate at laboratory scale (1 L shake flask) and prepare a Process Transfer Final Report for approval by Blue Water. Limited testing will be performed on these Establishment Runs (cell viability and culture purity). We will also present a preliminary BOM at the end of this task.

Task 1 Deliverables:

●	Final Schedule Agreement with Blue Water and Ology Bio at completion of this task.
●	Project Management Plan including Project Charter
●	Meeting agenda and minutes
●	Draft Process Development Plan
●	Process Establishment Plan and Report
●	Preliminary BOM

Task 2: Analytical Assay Development

Technical Assumptions:

●	Blue Water will provide analytical Reference Standards, product-specific reagents, and initial samples of Drug Substance (DS) for use in method transfer and validation.
●	All required analytical methods are summarized in Tables 1 and 2.
●	Assay qualification will be phase appropriate.

A complete list of analytical assays will be provided by Blue Water or agreed upon with Ology Bio. Specifications for each of the assays will also be provided by Blue Water or agreed upon with Ology Bio. We propose to perform Technology Transfer feasibility assessments on the QC assays outlined in Tables 1 and 2 for DS and DP testing. Following the Technology Transfer feasibility assessment, QC scientists will revise method SOPs (as required) and verify methods for testing. Upon completion of the verification studies, a comprehensive report, reviewed and approved by QA, will be provided documenting the results of the verification, the suitability of the intended method, a description of test samples, a description of experiments and a summary of data for each parameter tested, as well as relevant raw data obtained from these studies. These assays will also be qualified as suitable for CGMP release and use in Phase 1 clinical trials. Testing will not be outsourced without the prior written consent of Blue Water.

Table 1. Analytical Release Testing for Streptococcus pneumoniae Drug Substance

Release Tests	Company/Test
Strain ID	CRL GP-V928 Microbial ID by DNA Sequencing Accugenix System
Strain Purity (by differential media)	CRL GP-V715 Determination of Purity Using Different Agars
Viability (CFU/ml)	CRL GP-V732 Titer Determination of Microbial Suspensions
Growth Stability (bacterial doubling time)	Ology Bio
Endotoxin (LAL)	Ology Bio

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Table 2. Analytical Release/Characterization Testing for Streptococcus pneumoniae DS/DP

Characterization Assay	Company/Test
Strain ID	CRL GP-V928 Microbial ID by DNA Sequencing Accugenix System
Strain Purity (by differential media)	CRL GP-V715 Determination of Purity Using Different Agars
Viability (CFU/ml)	CRL GP-V732 Titer Determination of Microbial Suspensions
Western Blot for CbpA and PspA	Outsourced (company TBD)
Appearance	Ology Bio
Growth Stability	Ology Bio
Endotoxin (LAL)	Ology Bio

Task 2 Deliverables:

●	Analytical assay Qualification Plan
●	QA-reviewed and approved Qualification Report for each analytical method
●	In-process and release assay specifications

Task 3: CGMP Master and Working Cell Banks

Technical Assumptions:

●	A minimum of 300 CGMP MCB vials will be prepared.
●	A minimum of 300 CGMP WCB vials will be prepared.
●	RCB required for MCB production will be generated at Ology Bio in Task 4.

In compliance with CGMP Regulations, we will produce a minimum of 300 vials of a Master Cell Bank (MCB) for the vaccine candidate per QA-approved batch production records using the materials originally supplied by Blue Water and the RCBs generated by Ology Bio as part of Task 4. These RCBs will be utilized for the production of the CGMP MCBs. The new MCBs will undergo characterization and release testing based on an analytical control strategy outlined in Table 3. We propose to generate CGMP Working Cell Banks (WCBs) from the MCBs and characterize them.

Table 3. Cell Bank Release Assays

Cell Bank Release Assay	Company/Test

Strain ID	CRL GP-V928 Microbial ID by DNA Sequencing Accugenix System
Strain Purity (by differential media)	CRL GP-V715 Determination of Purity Using Different Agars
Viability (CFU/ml)	CRL GP-V732 Titer Determination of Microbial Suspensions
Growth Stability	Ology Bio
Bacteriophage	Outsourced (company TBD)
Whole genome sequencing	Outsourced (company TBD)
Western Blot for antigen production	Outsourced (company TBD)
Agglutination assay for capsule production	Outsourced (company TBD)

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An annual stability program will also be initiated and will be continued for up to three years for both MCB and WCB. For budgeting purposes, testing will only be conducted for 12 months, but cells will remain on stability for future testing. The stability testing is provided in Table 4.

Table 4. Cell Bank Stability Assays

Cell Bank Stability Assays	Company/Test
Growth Stability	Ology Bio
Viability (CFU/ml)	CRL GP-V732 Titer Determination of Microbial Suspensions
Cell culture purity	CRL GP-V715 Determination of Purity Using Different Agars
Western Blot for Antigen Production	Outsourced (company TBD)
Agglutination Assay for Capsule Production	Outsourced (company TBD)

Task 3 Deliverables:

●	Summary Report on cell banking and release for both MCB and WCB for the Streptococcus pneumoniae candidates including COAs and copies of Master Batch Records
●	Cell bank stability plan for the candidate MCB and WCB for review and approval by Blue Water
●	A minimum of 300 CGMP MCB vials
●	A minimum of 300 CGMP WCB vials

Task 4: Process Scale-Up and Optimization

Technical Assumptions:

●	The Process Development Plan outlining the experimental plan will be approved by Blue Water.
●	Successful Process Establishment Runs were completed in Task 1.
●	Process Development will include generation of RCBs.
●	Two process development runs at the 3 L scale will be performed.
●	Two scale-up runs at the 120 L scale will be performed.

We will initially generate RCBs from the materials provided by Blue Water. We will identify three individual colonies, and each of the colonies will be grown at the 1-3 mL scale and will be analyzed as described in Table 1. Two colonies will be scaled up and used to generate 50 vials of RCB. These RCBs will then be utilized for production of the CGMP MCBs and WCBs as described in Task 3. Each RCB will be characterized as per Table 3.

These RCBs will be used for the initial process development studies. The process development will focus on the upstream and downstream processing of the vaccine candidates. Small-scale upstream production runs (1 L scale) will be used to generate materials for the downstream processing. We propose to scale-up the manufacturing process to the 120 L scale. This will include two 3 L production runs to identify the optimum upstream parameters for maximum production of the vaccine candidate. We then propose to perform two scale-up runs at the 120 L scale using the 150 L fermenter, the proposed manufacturing production scale. These runs will be analyzed using the in-process and release tests as described in Task 2. Success criteria for these runs will be agreed upon by Blue Water and Ology Bio prior to initiation of these runs. The sampling plan for these runs will also be agreed upon prior to initiation of the runs. Draft batch records and a final sampling plan will be prepared for use in the Engineering Runs (Task 5).

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Task 4 Deliverables:

●	Process Development Report for Blue Water review and approval
●	Materials from the Process Development Runs
●	Process Scale-up Plan
●	Process Scale-up final report for review and approval by Blue Water
●	Materials from the Scale-up runs
●	Process parameters for the Engineering Run
●	Technology Transfer Protocol
●	Draft batch records and sampling plan for use in the Engineering Run
●	Confirmation Run report and materials

Task 5: Engineering Drug Substance Run and Stability Testing

Technical Assumptions:

●	We propose to perform one Engineering Run for the Streptococcus pneumoniae DS at the 120 L scale.
●	In-process and release testing will be performed as described in Task 3.
●	Materials will be placed on 12-month stability.
●	DS Reference Standard materials will be generated (1,000 vials).

We will perform one Engineering Run at full scale of 120 L. The in-process and release testing plan for this run will be agreed upon by Blue Water and Ology Bio. The Engineering Run will be executed at the 120 L production scale by manufacturing staff in a GMP-like environment at the Facility. The Engineering Run will be performed using draft Master Batch Records and QA-released raw materials and components. The batch records will be redlined during the Engineering Run, and any changes will be incorporated into the Master Batch Records prior to approval for CGMP manufacturing. The in-process and release assays are described in Task 2, Table 2.

The material generated from this lot will be indicative of the CGMP-manufactured material. The materials from this lot will be made available to Blue Water for additional studies. In addition, materials from this lot will be used to generate Reference Standard materials. A COA and Material Safety Data Sheet (MSDS) will be prepared at this stage. A completed BOM will be submitted as part of this Stage. The non-CGMP DS material will be placed on stability studies.

Stability Testing:

Stability testing of non-CGMP Engineering DS will be conducted in accordance with current U.S. FDA Code of Federal Regulations (CFR) and International Conference on Harmonization (ICH) guidelines, including:

●	21 CFR Parts 210 and 211 (CGMPs)
●	21 CFR Part 312 (IND Application)
●	ICH Q1A (R2) Guideline: “Stability Testing of New Drug Substances and Products,” February 2003
●	ICH Q1C Guideline: “Stability Testing of New Dosage Forms," November 1996
●	ICH Q5C Guideline: “Stability Testing of Biotechnological/Biological Products,” November 1995

The stability evaluation will support the following:

●	Use of the investigational product throughout nonclinical studies and clinical trials
●	Mitigation of shipping and storage temperature excursion impact on the investigational product

●	Stability of the product during handling (clinical sites, emergency-use scenarios)
●	Selection of lot release and stability-indicating analytical test methods

●	Expiration or retest dates for DS
●	Product conformity to stability specifications throughout the clinical trial

The proposed stability study for non-CGMP (as well as CGMP) DS lots is provided in Table 5. Stability testing will be conducted per approved protocols and reported annually.

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Table 5. Drug Substance and Drug Product Stability

Test	Location	Acceptance Criteria	0m*	1m	3m	6m	9m	12m	18m	24m

Viability	CRL	TBD	X	X	X	X	X	X	X	X

Strain ID	CRL	TBD	X	X	X	X	X	X

Growth stability	Ology Bio	TBD	X	X	X	X	X	X	X	X

Sterility	Ology Bio	No fungal or undesired bacterial growth observed	X					X

Genetic stability (PCR and Western)	TBD	Presence of PCR product and antigen	X					X		X

*	Release Testing

Reference Standard:

Providing high-quality, documented and qualified Reference Standards is critical to every batch released, and characterization can be an arduous process. In accordance with our QS, Reference Standards are produced and qualified prior to use in lot release, characterization or stability testing. The objective of this program is to provide complete documentation of the establishment and trending of product Reference Standards. Another goal of the program is to assess the suitability and availability of Reference Standards and critical reagents to meet ICH and FDA guidelines appropriate for the product lifecycle stage for which the materials will be used. This program results in complete documentation of these Reference Standards by providing:

●	Manufacture according to approved batch record or protocol

●	Qualification according to approved qualification protocol
●	Lot release testing according to approved technical specification

●	Generation of a COA detailing the lot release testing results
●	Controlled storage conditions and inventory
●	Stability testing

●	Continual data trending and evaluation of suitability in new/revised analytical methods and/or with changes to manufacturing process operations

For the Blue Water program, interim DS Reference Standards will be established in accordance with an approved protocol from the DS Engineering lot(s). To reiterate the approach to DS Reference Standard, a minimum of 1,000 vials of Engineering DS will be aliquoted and qualified as the DS Reference Standard. The filled Engineering DP generated in optional Task 7 will be labelled and qualified as the DP Reference Standard. A QA-reviewed and approved Qualification Report will be provided that documents suitability of the DS and DP Reference Standards in the intended methods. These interim DS and DP Reference Standards are to be used for Phase 1/2 product lot release and stability testing.

Task 5 Deliverables:

●	DS Engineering Report

●	DS Engineering Stability Protocol/Report
●	Finalized BOM
●	Finalized CGMP batch record templates

●	Finalized CGMP DS Specifications
●	Engineering non-CGMP DS COA and MSDS

●	Updated Technology Transfer Protocol (if needed)
●	Engineering non-CGMP DS Product

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Task 6: CGMP Drug Substance Run and Stability Testing

Technical Assumptions:

●	Ology Bio CGMP WCB produced will be used.

●	Ology Bio will perform one CGMP DS lot for the Streptococcus pneumoniae DS candidate at the 120 L scale.

Blue Water and Ology Bio will agree on the analytical and in-process testing plan for the routine production of the Blue Water vaccine candidate, which we will implement. The manufacturing processes that were developed and generated in Task 5 will be used for the DS candidate. Following completion of the scalability studies, a Technology Transfer Protocol will be generated. This report will describe the process development and define the critical process parameters and established ranges. The report will summarize lot testing and establish a sampling and testing plan to be used during CGMP manufacturing. A BOM listing all required raw materials and components will be included. From this BOM, specifications will be created for each material, as well as for in-process intermediates where required. Batch records will be finalized and approved by QA for use in the CGMP manufacturing campaign. Any changes identified during the execution of the DP Engineering Run (Task 5) will be incorporated into the final CGMP batch records prior to execution.

We will perform one CGMP manufacturing campaign in accordance with:

●	21 CFR Parts 210 and 211 (CGMP)

●	21 CFR Part 312 (IND Application)
●	21 CFR Parts 600 and 610 (Biological Products)

●	21 CFR Part 11 (Electronic Records and Signatures)

To lead to a successful campaign, we will use manufacturing readiness reviews to ensure that all activities are completed prior to the start of manufacturing. We perform Area Clearance and Product Changeover according to internal SOP-09-00054. Trained Operations personnel will clear manufacturing areas after manufacturing campaigns following work instruction WI-09-00004. Areas are cleaned according to SOP-09-00006, including chlorine dioxide decontamination when appropriate. Activities are documented on forms and manufacturing areas are released for use after QA review of these activities.

Our QA team takes responsibility for assuring the quality and integrity of products and all data generated in compliance with the FDA GLPs and CGMPs. QA provides review of manufacturing and testing operations as well as approval of specifications, Master Batch Records, procedures, contract manufacturers, system and equipment changes, and intermediate and final product release. Deviations and investigations are integrated in a corrective action system. QA review and approval activities will be carried out in support of CGMP production campaigns.

Documentation:

We have a validated electronic Quality Management System, MasterControl, to automate and integrate processes for meeting quality standards and complying with regulatory requirements. Master Control manages documents, training and risk; processes and audits; and facility and equipment calibration and maintenance program. Documentation in MasterControl includes, but is not limited to, raw material specifications, product specifications, MPR, equipment operation SOPs, and analytical method SOPs and protocols.

CGMP manufacturing will be performed in compliance with CGMP regulations, including approved Master Batch Records, CGMP cell banks, active environmental monitoring and QA release of all raw materials and consumables. Raw materials will be purchased using QA-approved material specifications from QA-approved suppliers in accordance with our Supplier Selection, Assessment and Approval procedures (SOP-20-00018). CGMP Runs will be performed in the manufacturing core using the same equipment, facilities and personnel as utilized for the Engineering Run.

Production:

Trained manufacturing personnel will execute one CGMP Production lot in accordance with QA-approved production records and SOPs. The CGMP Run will be performed in the manufacturing core using the same equipment, facilities and personnel as utilized for the Engineering Run. The manufacturing core features ISO 8 in-operation (Grade C) processing rooms for all closed system operations. All open manipulations will occur within the ISO 5 area (Grade A BSC) located within an ISO 7 in-operation (Grade B) suite adjacent to the main processing room. Samples will be taken throughout the manufacturing process according to the batch record and product specifications. The process will be executed aseptically from start to finish, as demonstrated in the process simulation as part of Task 5. Bulk DS will be stored at ≤ - 70° C fill/finish at our facility.

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The CGMP material will be tested according to the DS specifications and tests previously defined. QC conducts in-process and lot release testing per SOPs and sampling plans. QA will provide the final review of batch records, environmental monitoring and analytical results. QA will also provide release of CGMP DS via a COA, ensuring that the DS product lot meets all technical specifications and is acceptable for use in GLP, nonclinical studies and Phase 1 clinical studies.

We will perform limited stability testing as outlined in Task 5 and will provide samples as defined.

Task 6 Deliverables:

●	QA-Approved Batch Production Records for the Streptococcus pneumoniae DS candidates

●	QA-Approved COA(s)
●	Stability testing samples, data and reports
●	Campaign Summary Reports

●	DS materials for DP formulation

Task 7: Engineering and CGMP Drug Product

Technical Assumptions:

●	Maximum DP lot size is 2,000 single-dose vials per lot.

●	Intended DP storage temperature is < -20° C.
●	A DP Engineering run will be required.

●	DP process qualification runs will be required.

In accordance with FDA Guidance for Industry, “Sterile Drug Products Produced by Aseptic Processing – Current Good Manufacturing Practice,” Sept 2004, aseptic formulation and fill validation (media fill validation) will be conducted using a maximum of 2,000 vials per lot in a mutually approved container/closure system (vial, stopper, seal). Three consecutive successful media fill Validation Runs will be performed using TBS to simulate the formulated DP according to an approved media fill validation batch record. In addition, appropriate interventions (extended processing times, simulation of spillage and clean-up of spillage, changing out of the fill needle) will be incorporated into the validation activities.

Phase 1 DP formulation and liquid product fill operations will be conducted at our facility. Using QA-approved production documentation, the DS lot will be formulated to achieve the final concentration of the to-be-determined titer in the selected final formulation (determined by Blue Water). Formulated product will be filled into the mutually approved container/closures within an aseptic area. A maximum of 2,000 vials per DP lot will be targeted for filling. QC will conduct lot release testing as summarized in Table 2 per batch records and sampling plans. QA will provide the final review and release, ensuring that the DP lots meet all technical specifications and are acceptable for use in GLP nonclinical studies and clinical studies. Stability testing of CGMP DP lots is described in Table 5.

Task 7 Deliverables:

●	DP Engineering Run Report

●	Media Fill Qualification Report
●	Up to 2,000 vials of CGMP DP per lot (two lots)
●	COAs for released CGMP DP

●	QA-approved batch production records (per lot, two lots)
●	QA-approved Campaign Summary Report

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●	Stability study protocol
●	Stability study report

Task 8: Preclinical IND-Enabling Studies

Technical Assumptions:

●	The non-CGMP Engineering lot will be used for the GLP toxicity study.

Subtask 8.1: Preclinical Tox Study

We will support Blue Water in the development of a nonclinical safety plan to support IND filing. Based on our Regulatory experience, CBER/FDA expects high-quality material for the IND-enabling toxicity studies that is either CGMP material or comparable to CGMP material. To reduce risk, the schedule linked this study to the CGMP lot. Blue Water can consider risks as it reviews the nonclinical safety plan.

Our Nonclinical SME will work with the subcontractor, IITRI, to develop a protocol for an IND-enabling study based on feedback received from the FDA during the Pre-IND Meeting. We will oversee the performance of a GLP-compliant repeat-dose toxicity study of the Streptococcus pneumoniae vaccine candidate in rabbits. The objective of the study will be to determine the immunogenicity, target organ toxicity, and reversibility of the Streptococcus pneumoniae vaccine in rabbits following a repeat-dose regimen to support a Phase 1 clinical study.

Task 8 Deliverables:

●	Preclinical Study Plan development (PK and toxicity studies)

●	Module 3 for CGMP DS and DP

3.	PROJECT SCHEDULE

The proposed start date is May 2021; this start date is subject to change based on the date this proposal is accepted and signed and availability of the facility.

Task	Description	Start	End
1	Technology Transfer and Process Development	May 2021	July 2021
2	Analytical Assay Development	May 2021	July 2021
3	CGMP Master Cell and Working Cell Banks	June 2021	November 2021
4	Process Scale-Up and Optimization	July 2021	October 2021
5	Engineering Drug Substance Run and Stability Testing	November 2021	January 2023
6	CGMP Drug Substance Run and Stability Testing	December 2021	March 2023
7	Engineering and CGMP Drug Product	December 2021	March 2023
8	Preclinical IND-Enabling Studies	March 2023	August 2023

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4. PROJECT BUDGET

Task	Description	Original Price	Discounted for Analytics	Revised Price

1	Technology Transfer and Process Development	$286,000	0%	$286,000
2	Analytical Assay Development	$275,000	50%	$137,500
3	CGMP Master Cell and Working Cell Banks	$253,000	10%	$227,700
4	Process Scale-Up and Optimization	$451,000	10%	$405,900
5	Engineering Drug Substance Run and Stability Testing	$434,500	10%	$391,050
6	CGMP Drug Substance Run and Stability Testing	$605,000	10%	$544,500
7	Engineering and CGMP Drug Product	$616,000	10%	$554,400
8	Preclinical IND-Enabling Studies	$220,000	0%	$220,000
	TOTAL	$3,140,500	$373,450	$2,767,050

Note: Material and outsourced testing costs are not included in the Project Costs and will be billed at cost plus a 15% material handling fee. Estimated materials costs for the entire project are about 20% of total labor costs. Actual materials costs may vary based on information determined during development of the process and potential changes to required scale or number of runs.

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5. PAYMENT SCHEDULE

Milestone	Description	Price

1	Tasks 1 and 2: Initiation Payment (50%)	$211,750

2	Task 1: Completion: Technology Transfer & Process Development (50%)
	■ Final Schedule Agreement with Blue Water and Ology Bio at completion of this task.
	■ Project Management Plan including Project Charter	$143,000
	■ Meeting agenda and minutes
	■ Draft Process Development Plan
	■ Process Establishment Plan and Report
	■ Preliminary BOM

3	Task 2: Completion: Analytical Assay Development (50%)
	■ Analytical assay Qualification Plan	$68,750
	■ QA-reviewed and approved Qualification Report for each analytical method
	■ In-process and release assay specifications

4	Task 3: Initiation: CGMP Master Cell & Working Cell Banks (50%)	$113,850

5	Task 3: Completion: CGMP Master Cell & Working Cell Banks (50%)
	■ Summary Report on cell banking and release for both MCB and WCB for the Streptococcus pneumoniae candidates including COAs and copies of Master Batch Records	$113,850
	■ Cell bank stability plan for the candidate MCB and WCB for review/approval by Blue Water
	■ A minimum of 300 CGMP MCB vials
	■ A minimum of 300 CGMP WCB vials

6	Task 4: Initiation: Process Scale-Up & Optimization (50%)	$202,950

7	Task 4: Completion: Process Scale-Up & Optimization (50%)
	■ Process Development Report for Blue Water review and approval
	■ Materials from the Process Development Runs
	■ Process Scale-up Plan
	■ Process Scale-up final report for review and approval by Blue Water	$202,950
	■ Materials from the Scale-up runs
	■ Process parameters for the Engineering Run
	■ Technology Transfer Protocol
	■ Draft batch records and sampling plan for use in the Engineering Run
	■ Confirmation Run report and materials

8	Task 5: Initiation: Engineering Drug Substance Run (50%)	$195,525

9	Task 5: Completion: Engineering Drug Substance Run (35%)
	■ Finalized BOM
	■ Finalized CGMP batch record templates	$136,868
	■ Finalized CGMP DS Specifications
	■ Engineering non-CGMP DS COA and MSDS
	■ Updated Technology Transfer Protocol (if needed)
	■ Engineering non-CGMP DS Product

10	Task 5: Completion of 12-month Stability Testing (10%)	$39,105
	■ DS Engineering Stability Protocol/Reports

11	Task 5: Completion of 24-month Stability Testing (5%)
	■ DS Engineering Stability Protocol/Reports	$19,553

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Milestone	Description	Price

12	Task 6: Initiation: CGMP Drug Substance Run & Stability Testing (50%)	$272,250

13	Task 6: CGMP Drug Substance Run (35%)
	■ QA-Approved Batch Production Records for the Streptococcus pneumoniae DS candidates	$190,575
	■ QA-Approved COA(s)
	■ Campaign Summary Reports
	■ DS materials for DP formulation

14	Task 6: Completion of 12-month Stability Testing (10%)	$54,450
	■ DS Engineering Stability Protocol/Reports

15	Task 6: Completion of 24-month Stability Testing (5%)	$27,225
	■ DS Engineering Stability Protocol/Reports

16	Task 7: Initiation: Engineering & GMP Drug Product (50%)	$277,200

17	Task 7: Completion: Engineering Drug Product (15%)
	■ Media Fill Qualification Report	$83,160
	■ Up to 2,000 vials of Engineering DP
	■ COA & DP Engineering Run Report

18	Task 7: Completion: CGMP Drug Product (20%)
	■ Up to 2,000 vials of CGMP DP	$110,880
	■ COA for released CGMP DP
	■ QA-approved Batch Production Records
	■ QA-approved Campaign Summary Report

19	Task 7: Completion of 12-month Stability Testing for GMP Drug Product (10%)	$55,440
	■ DP Stability Protocol/Reports for Engineering and GMP Drug Product

20	Task 7: Completion of 24-month Stability Testing for GMP Drug Product (5%)	$27,720
	■ DP Stability Protocol/Reports for Engineering and GMP Drug Product

21	Task 8: Initiation: Preclinical IND-Enabling Studies (50%)	$110,000

22	Task 8: Completion: Preclinical IND-Enabling Studies (50%)	$110,000
	■ Preclinical Study Plan development (PK and toxicity studies)
	■ Module 3 for CGMP DS and DP

	LABOR TOTAL	$2,767,050

Note: Material costs are not included in the Labor Total and will be billed at cost plus a 15% material handling fee.

6. MATERIALS

Materials shall collectively mean all materials required for Production of Product, including the BDS, Components, Secondary Packaging Materials and Raw Materials.

7. PAYMENT TERMS

See schedule above, Section 5

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Manufacturing of Streptococcus pneumoniae Vaccine Candidate	May 21, 2020

8. STORAGE FEES

$350 / month / freezer or refrigerator shelf

$1,200 / month / entire freezer or refrigerator

9. GENERAL ASSUMPTIONS

The schedules, estimates and costs contained within this Project Addendum are based on the Listing of Technical Assumptions and the following General Assumptions.

1.	Ology Bio technological proposal is a suggested pathway based on the information provided. Additional and/or replacement of the techniques as a result of new and/or more (or less) detailed information from Blue Water may affect the content and pricing of this proposal.

2.	Client acknowledges that process development tasks are experimental in nature and that no favorable or useful result can be assured by Ology Bio. However, in case of unfavorable results, the Parties shall in good faith, agree to a revision to the preliminary specifications that shall then be the Specifications for subsequent runs that shall form a basis for rejection or acceptance of the deliverable. The Client shall bear the cost of runs resulting in unfavorable results, if the unfavorable results were obtained by performing the tasks according to generally acceptable professional standards and procedures approved by the Client.

3.	Information or issues discovered after contract award through the gap analysis performed on the technical transfer package provided to Ology Bio, or through analytical and/or process development activities, may require changes to proposed scope and costs. If such situations arise, Ology Bio will propose these changes to Client through a formal Change Request which will require Client approval before the changes can proceed.

4.	Blue Water will make available the appropriate subject matter experts and stakeholders as needed.

5.	Blue Water will provide sufficient materials required to begin assay development.

6.	Ology Bio assumes that active and responsive participation and availability by Blue Water SMEs, stakeholders, etc., will exist throughout the length of this project in support of project scope, schedule, and team.

7.	Access to development/practice/test documents will be available at contract start.

8.	Full cooperation and conditions obtained from any/all applicable external third parties (manufacturers, service providers, leasers, etc.) required by the scope of this project will be acceptable to Ology Bio. Unfavorable conditions (terms, costs, etc.) will require that alternative solutions be found.

9.	Timelines are bound to the specific period outlined in this proposal. As such, the appropriate space and resources will be allocated to this project during that timeframe. In the event of delays resulting in activity or inactivity of Blue Water, additional charges and an extension of the timeline may become necessary.

10.	Ology Bio will work in good faith based on agreed upon terms and in cooperation of the needs of Blue Water. All activities associated with this project remains at the discretion of Ology Bio.

11.	A mutually agreed-upon Decision Log will be used to make and record non-substantial changes/modifications to the contract without the need for a complete formal amendment. The Decision Log will be referenced as incorporated into the contract.

12.	This estimate is valid for 60 days and until this proposal is signed as a contract document and agreed upon by both parties. Ology Bio reserves the right to adjust pricing based on new data, market cost fluctuations, and additional work requested by Blue Water prior to execution of the contract.

10. MSA TERMS

All of the terms and conditions set forth in the MSA, to the extent not expressly modified herein, are hereby incorporated into this Project Addendum as if set out in full herein. If any terms in this Project Addendum conflict with the terms of the MSA, the terms in the MSA will govern, except as specifically modified herein in accordance with the MSA. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the MSA or the Proposal.

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Manufacturing of Streptococcus pneumoniae Vaccine Candidate	May 21, 2020

IN WITNESS WHEREOF, the parties have caused this Project Addendum to be executed by their duly authorized representatives.

National Resilience, Inc.		Blue Water Vaccines, Inc.

By:	/s/ Timothy Cooke	By:	/s/ Joseph Hernandez
Name:	Timothy Cooke	Name:	Joseph Hernandez
Title:	Co-Head, Vaccines Franchise	Title:	CEO
Date:	May 28, 2021	Date:	May 21, 2021

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